SCHEDULE 14A

                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant /  /

Check the appropriate box:
/ / Preliminary Proxy Statement             / /   Confidential, for use of the
                                                  Commission only (as permitted
                                                  By Rule 14a-6(e) (2))

/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/x/ Soliciting Material Pursuant to Rule 14a-12


                              CB BANCSHARES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1)     Title of each class of securities to which transaction applies:
        ________________________________________________________________________

(2)     Aggregate number of securities to which transaction applies:
        ________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
        ________________________________________________________________________

(5) Total fee paid:
        ________________________________________________________________________

        / / Fee paid previously with preliminary materials:

        ________________________________________________________________________

        / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)     Amount previously paid:
        ________________________________________________________________________

(2)     Form, Schedule or Registration Statement No.:
        ________________________________________________________________________

(3)     Filing party:
        ________________________________________________________________________

(4)     Date filed:
        ________________________________________________________________________


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

LETTER TO EMPLOYEES ISSUED BY CB BANCSHARES, INC.


                                            May 14, 2003



Dear Fellow Employees:

        Recently, Central Pacific Financial Corp. released a confidential internal memorandum dated January 2000 that talked about a potential merger between Central Pacific and City Bank.

        Yes, it is true. It is no secret. There has been speculation for years about a union of our two banks. And in the hopeful business rebound prior to 9/11, we too thought it was an idea worthy of exploration. So we had a conceptual discussion. Central Pacific wasn't interested. We at City Bank honored their decision and nothing else happened except for a memo to the file. At Central Pacific's request, a copy of the memo was given to then CEO Joichi Saito and current CFO Neal Kanda with a mutual understanding that it would be kept confidential, especially because of its EXPLORATORY nature.

        AS A MATTER OF BUSINESS ETHICS, WE KEPT OUR PROMISE. We continued our course of independent growth, achieving double digit increases in core earnings every year since that time and devoting extensive effort to building a potent infrastructure for future growth.

        As a result of current circumstances, we have gone well beyond the initial idea stage and undertaken rigorous analysis of the facts, figures, and impacts. WHAT SEEMED LIKE A GOOD IDEA ON THE SURFACE HAS IN FACT REVEALED ITSELF TO BE A VERY BAD IDEA FOR OUR TWO INSTITUTIONS, OUR SHAREHOLDERS, OUR EMPLOYEES, OUR CUSTOMERS, SMALL BUSINESSES, AND THE COMMUNITIES WE SERVE.

        By having to carefully evaluate and respond to the hostile takeover attempt, here is what we at City Bank have discovered:

        1. Small and medium sized businesses would have their lending choices severely limited if there is only one bank and not two banks.

        2. Mr. Arnoldus admits that City Bank and Central Pacific serve the same community. Having only one bank reduces competition and deprives our customers of choice. It isn't right and it isn't good business to willingly agree to a situation that Mr. Arnoldus described to his investors by saying "this customer base wouldn't have another alternative to go to."


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

        3. The data demonstrates that the merger would likely raise substantial antitrust concerns for state and federal regulators.

        4. City Bank has a strong record of lending to small businesses based on its Community Reinvestment Act (CRA) lending ratings. Central Pacific has one of the weakest CRA ratings in the same category.

        5. The hostile takeover proposal undervalues the City Bank franchise. Today, City Bank is well positioned to take advantage of growth opportunities that we believe will enhance shareholder value for all CB Bancshares shareholders.

        6. In order to realize the kind of numbers that Mr. Arnoldus has touted to investors, it appears that more than 200 employees will probably lose their jobs, about 10 branches will be closed, customers will be deprived of choice, the new entity would lose valuable banking relationships, and it would cause a ripple effect in our struggling economy which would be in the magnitude of hundreds of jobs and millions of dollars.

FOR ALL OF THESE REASONS AND MORE, WE AT CITY BANK URGE OUR SHAREHOLDERS, REGULATORS AND THE ENTIRE COMMUNITY TO REJECT THIS HOSTILE TAKEOVER ATTEMPT. IT IS NOT ONLY A BAD DEAL FOR CITY BANK AND OUR EMPLOYEES AND SHAREHOLDERS, IT IS A BAD DEAL FOR HAWAII.

                                       Sincerely,



                                       Ronald K. Migita
                                       President and Chief Executive Officer
                                       CB Bancshares, Inc.

                                       Vice Chairman and Chief Executive Officer
                                       City Bank



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This communication may be deemed to include forward-looking statements, such as statements that relate to CB Bancshares' financial results. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intent," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." Forward-looking statements are CB Bancshares current estimates or expectations of future events or future results. For such statements, CB Bancshares claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation


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

Reform Act of 1995. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. CB Bancshares' 2002 Annual Report on Form 10-K and other periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results. All forward-looking statements included in this communication are based on information available at the time of the release, and CB Bancshares assumes no obligation to update any forward-looking statement.

The directors and certain executive officers of CB Bancshares may be deemed to be participants in the solicitation of proxies from the shareholders of CB Bancshares in connection with CB Bancshares' special meeting of shareholders (the "Special Meeting") under the Hawaii Control Share Acquisitions Statute. Information concerning such participants is contained in CB Bancshares' definitive proxy statement on Schedule 14A relating to CB Bancshares' 2003 Annual Meeting filed with the Securities and Exchange Commission (the "SEC") on March 12, 2003.

CB Bancshares filed a preliminary proxy statement on Schedule 14A with the SEC on May 5, 2003 with respect to its solicitation of proxies for use at the Special Meeting and, subject to future developments, CB Bancshares may file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 relating to any tender/exchange offer made by Central Pacific Financial Corp. Shareholders of CB Bancshares are advised to read CB Bancshares' Solicitation/Recommendation Statement on Schedule 14D-9 and CB Bancshares' proxy statement for the Special Meeting when such documents become available because they will contain important information. Shareholders of CB Bancshares and other interested parties may obtain, free of charge, copies of the
Schedule 14D-9 (when available), CB Bancshares' proxy statement and other documents filed by CB Bancshares with the SEC at the SEC's internet website at www.sec.gov. Each of these documents (when available) may also be obtained, free of charge, by calling investor relations at CB Bancshares at 808-546-8413.

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